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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF MCLEOD, INC.

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
                                                 State of
Name                                           Incorporation
----                                           -------------
McLeodUSA Telecommunications Services, Inc.         Iowa

McLeodUSA Media Group, Inc.                         Iowa

McLeodUSA Publishing Company                        Iowa

McLeodUSA Diversified, Inc.                         Iowa

McLeodUSA Network Services, Inc.                    Iowa

McLeodUSA Maintenance Services, Inc.                Iowa

Ruffalo, Cody & Associates, Inc.                    Iowa

Digital Communications of Iowa, Inc.                Iowa